                                                                    EXHIBIT 11.1

Consolidated Financial Statements

             Information Management Resources, Inc. and Subsidiary

                 Computation of Pro Forma Net Income Per Share

                                             Year Ended         Six Months Ended
                                          December 31, 1995       June 30, 1996
                                          -----------------     ----------------
Pro Forma Net Income                       $  1,612,471          $   943,586
                                           ============          ===========

PRIMARY:

  Common Shares                               9,050,960            6,404,020
  Stock Option Plans
    Shares under option at year end           5,294,445            5,146,975
    Treasury Shares which could be
     purchased                                 (676,130)            (277,100)
                                           ------------          -----------

Pro forma weighted average common and
  common equivalent shares outstanding       13,669,275           11,273,895
                                           ============          ===========

Pro forma net income per share             $       0.12          $      0.08
                                           ____________          ___________
FULLY DILUTED:

  Common Shares                               9,050,960            6,404,020
  Stock Option Plans
    Shares under option at year end           5,294,445            5,146,975
    Treasury Shares which could be
     purchased                                 (676,130)            (277,100)
                                           ------------          -----------

Pro forma weighted average common and
  common equivalent shares outstanding       13,669,275           11,273,895
                                           ============          ===========

Pro forma net income per share             $       0.12          $      0.08
                                           ____________          ___________